EXHIBIT 4.1

                                    [FORM OF]
                          SECURITIES PURCHASE AGREEMENT



         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 6, 2005, by and among Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), and the purchaser set forth on the signature page hereto ("Buyer").

                                    WHEREAS:

         A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. This Agreement is being made as part of a private placement offering by the Company pursuant to which a minimum of $300,000 and a maximum of $1,000,000 of debentures and warrants are to be sold (the "Private Placement"), and the purchasers in the private placement, including Buyer, are collectively referred to as the "Buyers");

         C. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) 12% convertible debentures of the Company, in the form attached hereto as Exhibit A (together with any debenture(s) issued in replacement thereof or as interest thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock of the Company (the "Common Stock"), at a valuation of $0.30 per share ("Bridge Valuation"), upon the terms and subject to the limitations and conditions set forth in such Debentures; and (ii) such number of warrants as providing a 60% warrant coverage ("Warrant Coverage"), in the form attached hereto as Exhibit B, to purchase shares of the Company's Common Stock (the "Warrants"), exercisable for five years at $0.50 per share; (the Common Stock and Warrants are sometimes referred to herein as the "Securities")

         D. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the amount of Securities issuable in the Private Placement for that "Amount Invested" that Buyer indicates on the signature page hereto;

         NOW THEREFORE, the Company and Buyer hereby agrees as follows:

         1. PURCHASE AND SALE OF SECURITIES.

                  a. Purchase of Securities. On the Closing Date (as defined below), the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company such principal amount of Debentures as equals the Amount Invested and such number of Warrants as providing a 60% Warrant Coverage. "Warrant Coverage" is defined and calculated as the Amount Invested divided by the warrant exercise price, with that number then multiplied by 0.6. For example, an Amount Invested of $100,000 would entitle the Buyer to: (i) $100,000 in principal amount of Debentures; and (ii) warrants to purchase 120,000 shares of common stock.

                  b. Form of Payment. Upon execution of this Agreement, (i) Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to them at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds shall be paid to the Company by wire transfer to:

                                    Signature Bank
                                    565 5th Ave
                                    New York, NY 10017
                                    ABA:  026013576
                                    For: Peak Entertainment Holdings, Inc.
                                    Account No.:  1500495630

                  c. Closing Date. The date and time of the issuance and sale of the Securities pursuant to this Agreement (the "Closing Date") shall be the date of the release of the Purchase Price that is received and cleared and the issue of the Debentures and Warrants.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Company solely as to it that:

                  a. Investment Purpose. As of the date hereof, Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures pursuant to this Agreement (such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Debentures, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Buyer is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Buyer has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities pursuant to this Agreement. Buyer has been represented by counsel and advisors of its choice. Buyer acknowledges that an investment in the Securities pursuant to this Agreement is speculative and involves a high degree of risk.

                  c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

                  d. Information. Buyer has conducted its own independent investigation of the Company, has access to the Company's filings on Edgar available at http://www.sec.gov/, and has, so far as the Buyer is aware, received all documents, records, books and other information pertaining to Buyer's investment in the Company that have been requested by Buyer.

                  e. Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  f. Transfer or Resale. Buyer understands that: (i) except as provided for herein, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration to the reasonable satisfaction of the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an accredited investor, or (d) the Securities are sold pursuant to Rule 144, and Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions to the reasonable satisfaction of the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to file to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the provisions herein). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  g. Legends. Buyer understands that until such time as the Securities have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                  h. Authorization; Enforcement. This Agreement has been duly authorized and validly executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms
(i) subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, (ii) subject to a court's discretionary authority with respect to the granting of specific performance, injunctive relief or other equitable remedies and (iii) except to the extent the indemnification and contribution provisions, if any, contained in any this Agreement may be limited by applicable federal or state securities laws or unenforceable as against public policy..

                  i. Residency. Buyer is a resident of the jurisdiction set forth immediately below Buyer's name on the signature page hereto.

                  j. Not an Affiliate. Buyer is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the 1933 Act) of the Company.

                  k. Manner of Sale. At no time was Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to Buyer that:

                  a. Organization and Qualification. The Company and each of its subsidiaries, if any, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its subsidiaries is duly qualified or intends to apply for qualification as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                  b. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the agreements annexed hereto as exhibits (collectively the "Transaction Agreements") and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Securities), have been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  c. Capitalization. As of April 7, 2005, the authorized capital stock of the Company consists of 900,000,000 shares of Common Stock, of which approximately 31,020,995 shares are issued and outstanding. As of March 31, 2005, the Company has a principal amount of $958,500 in 8% convertible debentures issued in January 2004 outstanding (principal, as well as accrued interest, are convertible at $.30 per share) and warrants to purchase 8,850,000 shares of common stock (such warrants or options are exerciseable at prices of $0.35 to $1.20 per share, with most of those warrants exercisable at either $0.50 or $0.75). The Company also has or is negotiating commitments or plans for adoption that call for it to issue 5,000,000 shares and/or options or warrants to employees, consultants, and agents pursuant to negotiations or stock incentive plans yet to be formally adopted and approved or concluded. The Company also entered into a letter of intent with Maverick Entertainment Plc, pursuant to which it may be required to issue securities. All of such outstanding reserved shares of capital stock are, or upon issuance will be duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as set forth in this paragraph and in the SEC Documents, there are no outstanding options, warrants, rights (including, without limitation, rights of first refusal, anti-dilution, conversion, preemptive or similar rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of its capital stockother than the Securities.

                  d. Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company.

                  e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debenture or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                  f. No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares), will not (i) conflict with or result in a violation of any provision of the Company's Articles of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market in order for it to execute, deliver or perform any of its obligations under this Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants.

                  g. Reports and Financial Statements; Absence of Certain Changes. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC as of the date of this Agreement (collectively, the "SEC Documents") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has previously furnished or made available to Buyer true and complete copies of such SEC Documents and shall promptly deliver to Buyer any SEC Documents filed between the date hereof and the Closing Date. Such SEC Documents complied with the reporting requirements with respect thereto, and none of such SEC Documents, as of their respective dates (and as amended through the date hereof), contained or, with respect to SEC Documents filed after the date hereof, will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All reports, schedules, forms, statements and other documents required to be filed by any person or entity with respect to the Company pursuant to Section 16 of the 1934 Act as of the date hereof have been filed, and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since December 31, 2004, other than in the ordinary course of business, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries, except as disclosed herein or in the SEC Documents.

                  i. Intellectual Property. The Company has the rights stated herein and in the SEC Documents (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed herein and/or in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed herein and/or in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

                           The obligations of the Company under the Debentures
shall be secured by that certain Security Agreement by and between the Company and the Holder entered into in connection with the Debentures; the security interest rights granted to the Buyer are behind those previously granted to existing debenture holders, and shall be on an equal level to the security interest rights granted to third party purchasers in the Company's sale of debentures, on terms and conditions similar to the terms herein, in the principal amount of $1,000,000 occurring on or about the same time as this Agreement. The Company shall be entitled to grant security interest rights senior to the rights of the Buyer to a financial institution, subject to the approval of the Buyer, which shall not be unreasonably withheld. The Company shall be entitled to grant security interest rights similar to the rights granted to the Buyer to lender(s) hereafter providing at least $1,500,000 or more in working capital, subject to the approval of the Buyer, which shall not be unreasonably withheld.

                  p. Trading in Securities. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), Buyer retain the right (but are not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

                  q. Fees to Brokers, Finders and Others. The Company may utilize a placement agent in connection with the Private Placement, and such placement agent, if any, shall receive a cash commission fee of up to 10% of the gross amount raised, and five year placement agent warrants similar to the Warrants, but with the addition of cashless exercise, equal to 10% of the number of five year investor Warrants issued to investors, or such other fee as may be negotiated by the Company and the placement agent. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

         4.       COVENANTS.

                  a. SEC Reporting. So long as Buyer beneficially owns any of the Securities, the Company shall use best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use best efforts to maintain its status as an issuer filing reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  b. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for its working capital.

                  c. Listing. The Company will use best efforts, so long as Buyer owns at least one-third of the Securities, to maintain the quoting/listing and trading of its Common Stock on the OTCBB or any equivalent or replacement quotation service or exchange, including, but not limited to, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will promptly notify Buyer regarding the continued eligibility of the Common Stock for listing or quotation should there be a material change.

                  e. Corporate Existence. So long as Buyer beneficially owns any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX, or any other equivalent or replacement quotation service or exchange.

                  f. Registration Rights. If the Company proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto), each such time it will give written notice to such effect to each holder of the Securities from time to time (a "Holder") at least ten days prior to such filing. Upon the written request of any Holder, received by the Company within ten days after the giving of any such notice by the Company, to register any of its shares of common stock eligible to be registered, the

Company will cause such shares as Buyer has a right to own pursuant to ownership of the Securities to be covered by the registration statement proposed to be filed by the Company. Notwithstanding the foregoing, in the event that any registration pursuant to this provision shall be, in whole or in part, an underwritten public offering of common stock, the number of shares to be included in such an underwriting may be reduced (pro rata among the requesting holders and the Company's placement agent and its assigns (based upon the number of Shares requested to be registered by them)) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of shares to be offered by the Company, its other securities owners, the placement agent and its assigns or requesting holders of Shares. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this provision without thereby incurring any liability to any Holder. In the event that the SEC restricts or prohibits the inclusion of any part of the common stock included in the registration statement on the basis of integration or that such securities are not deemed owned or paid for or any other reason, the Company shall not register such shares. Holder shall cooperate with the Company in furnishing such information regarding itself as reasonably needed to prepare, file and effect the registration statement, and the failure to cooperate shall suspend the Company's obligations discussed in this paragraph.

                           Notwithstanding anything to the contrary, if the
Company has not filed a registration statement within six months hereof, Buyer shall be entitled to demand the filing of a registration statement covering the resale of the shares of common stock underlying the Securities purchased pursuant to this Agreement. Such demand shall be consistent with the Company's year-end federal securities reporting obligations.

                           All expenses other than underwriting discounts and
commissions incurred in connection with registrations, filings or qualifications pursuant to this paragraph, including, without limitation, all registration, filing and qualification fees (including "blue sky" fees), printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company) shall be borne by the Company.

                           Whenever required under this paragraph to effect the
registration of any shares of Common Stock underlying Securities of a Holder, the Company shall, as expeditiously as is feasible:

                                    (i) prepare and file with the SEC a
registration statement with respect to such shares of Common Stock underlying Securities and use commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in such registration statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

                                    (ii) prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                                    (iii) furnish to each Holder (A) a draft
copy of the registration statement and (B) a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by it;

                                    (iv) in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting, if any, shall also enter into and perform its obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including shares of Common Stock underlying Securities of a Holder, to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering;

                                    (v) notify each Holder of Securities covered
by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and.

                                    (vi) use commercially reasonable efforts to
register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION. The obligation of the Company hereunder to issue and sell the Securities to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. Buyer shall have executed this Agreement, and delivered the same to the Company.

                  b. Buyer shall have delivered and the Company shall have received the Purchase Price in accordance with Section 1.

                  c. The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

                  d. No undisclosed litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         6. CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

                  a. The Company shall have executed this Agreement and the Warrant Agreement. The Company shall have submitted irrevocable instructions to its transfer agent for the issuance of the Common Stock.

                  b. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. The Company and Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Except as provided herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:
                           Attn.:   Wilfred Shorrocks, President
                           Peak Entertainment Holdings, Inc.
                           Bagshaw Hall, Bagshaw Hill
                           Bakewell, Derbyshire, UK DE45 1DL
                           Tel:  +44(0)1629 814555
                           Fax:  +44(0)1629 813539

                           With a copy (which shall not constitute notice) to:

                           Attn.:  Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Tel:  212-286-0747
                           Fax:  212-808-4155

                           If toBuyer:
                           At the address and facsimile number listed on the
signature page hereof.

Each party shall provide notice to the other party of any change in address.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction fromBuyer or to any of its affiliates.

                  h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  k. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies at law or in equity.

                  l. Survival. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

      m. Indemnification.

            (a) The Company hereby agrees to indemnify and hold harmless Buyer and its officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all damages, and agrees to reimburse Buyer Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

                  (i) any material misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                  (ii) any material failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                  (iii) any action instituted against any Buyer, or any of its affiliates, by any stockholder of the Company who is not an affiliate of Buyer, with respect to any of the transactions contemplated by this Agreement.

            (b) Buyer hereby agrees to indemnify and hold harmless the Company, its affiliates and its respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                  (i) any material misrepresentation, omission of fact, or breach of any of any Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

                  (ii) any material failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

            (c) Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 7(m) (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to this Section 7(m) is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         n. Certain Fees. Each party will bear its own expenses and fees in connection with this Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


THE COMPANY:                        PEAK ENTERTAINMENT HOLDINGS, INC.


                                    By:
                                       ---------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer



BUYER:                              ___________________________________________

                                    By:
                                       ----------------------------------------
                                            Name:
                                            Title: _____________________

                                            STATE OF INCORPORATION/FORMATION:

                                            ADDRESS:
                                                     ------------------

                                            TELEPHONE:
                                                        ----------------------
                                            FACSIMILE:
                                                        ----------------------

                                            AMOUNT INVESTED:  $_______________

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                        PEAK ENTERTAINMENT HOLDINGS, INC.

                            12% CONVERTIBLE DEBENTURE

Debenture No. 050605.__

         THIS DEBENTURE is issued by Peak Entertainment Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company") and is designated as its 12% Convertible Debenture (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to _________________ (the "Holder"), the principal sum of _______________________ ($_________) on the
Maturity Date (as defined herein) and to pay interest on the principal sum outstanding from time to time annually in arrears at the rate of twelve percent (12%) per annum, compounded annually, accruing from the date of the first closing of the private placement pursuant to which these Debentures are issued (the "Private Placement"). The "Maturity Date" is the earlier of 270 days from the first closing of the Private Placement or any future funding of any dollar amount (excluding funds pursuant to the Private Placement) equaling 15% more than amounts closed pursuant to the Private Placement at that point in time. The Company will pay the principal of, and any accrued but unpaid interest due upon this Debenture on the Maturity Date, by check or wire transfer to the person who is the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check or money order shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. The obligations of the Company under this Debenture shall be secured by that certain Security Agreement by and between the Company and the Holder entered into in connection with these Debentures.

         This Debenture is subject to the following additional provisions:

         1. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

         2. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to the Securities Purchase Agreement between the Company and the Holder entered into as of even date (the "Securities Purchase Agreement"), and is subject to the terms and conditions of the Securities Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Securities Purchase Agreement.

         3. The Holder of this Debenture is entitled, at its option, to convert at any time commencing on the date of this Agreement, the principal amount of this Debenture or any portion thereof, into shares of Common Stock of the Company ("Conversion Shares") at the valuation of $0.30 per share ("Bridge Valuation" or "Conversion Price"), subject to adjustment for stock splits and the like. Any conversion at or prior to maturity of this Debenture shall constitute a waiver of all accrued interest on the Debenture. If, upon any conversion of this Debenture, the Company's issuance of Conversion Shares would cause it to violate any listing requirement of the OTCBB or other public market through which the Company's Common Stock is listed or quoted, then in lieu of such stock issuance, the Company shall pay the Holder cash in an amount equal to the closing price of the Common Stock on the Conversion Date multiplied by the number of shares which would otherwise have been issuable upon such conversion within five (5) calendar days.

                  In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 3 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                  The Conversion Price shall be adjusted for dilutive issuances of securities for value by the Company which shall constitute an Adjustment Event, as defined herein. The term "Adjustment Event" shall mean any issuance by the Company for the Company's common stock or convertible in to the Company's common stock (excluding securities issued to the Company's employees, directors, consultants and others similarly situtated in the ordinary course of business and not for capital raising purposes) below the lower of (a) $.30 per common share, or (b) fair market value for such securities as determined at the time of issuance. Upon the occurrence of an Adjustment Event, appropriate and proportionate adjustments shall be made to the Conversion Price on a penny for penny basis. The good faith determination by the Board of Directors as to what adjustments, amendments or arrangements shall be made to the Conversion Price, and the extent thereof, shall be final and conclusive, provided that the Conversion Price is adjusted in a manner that is no less favorable than the manner of adjustment used as to any other person with similar adjustment rights.

         4. The rate of interest on this Debenture shall be twelve percent (12%), per annum, on the outstanding principal until paid or converted. If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. Accrual of interest shall commence on the first business day to occur after the date of closing of the Securities Purchase Agreement and continue until payment in full of the principal sum has been made or duly provided for.

         5. On the Maturity Date, the Company will pay the principal of, and any accrued but unpaid interest due upon, this Debenture, less any amounts required by law to be deducted, to the registered holder of this Debenture and addressed to such holder at the last address appearing on the Debenture Register.

                  If the outstanding Debenture held by the Holder are not paid in full on maturity, and has not been converted, there will be a cash penalty equal to 1.5% of the outstanding principal amount of the Debenture, compounded monthly for each month that payment in full is not effected, up to a maximum cash penalty equal to 9% of the outstanding principal amount of the Debenture, and, in addition, there will be monthly reduction in warrant exercise price of the warrants issued pursuant to the Securities Purchase Agreement at the rate of 2.5% and up to a maximum of 20% reduction in the exercise price.

         6. Conversion of all or a part of this Debenture shall be effectuated by surrendering this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number +44(0)1629 813539, Attn.: Wilfred Shorrocks, President, to the Company's attorneys, Law Offices of Dan Brecher at facsimile number 212-808-4155, Attn.: Kenneth Oh, or such other facsimile number provided, in writing, by the Company. Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) Trading Days from the date the Notice of Conversion is delivered to the Company ("Delivery Date"). Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

         7. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock herein prescribed. This Debenture is a direct obligation of the Company.

         8. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         9. (a) In case of any (1) merger or consolidation of the Company with or into another third party entity, excluding non-material transactions with parent, subsidiaries or affiliates, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, the Holder shall have the right to (A) deem such an occurrence an Event of Default and exercise its rights of prepayment pursuant to Paragraph 12 herein, (B) convert its aggregate principal amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate principal amount of this Debenture then held by the Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debenture was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock and other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Paragraph upon any conversion or redemption following such event. This Paragraph shall similarly apply to successive such events.

                  (b) If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved

Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

         10. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Conversion Shares except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts and the state courts located in New York County in the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         12. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture at the Maturity Date and same shall continue for a period of twenty business days; or

                  b. Any of the material representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, or in any agreement, certificate or financial statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

                  c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for twenty business days; or

                  d. The Company shall, without cause, fail to perform or observe, in any material respect, any other material covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement, the Registration Rights Agreement or this Debenture and such failure shall continue uncured for a period of thirty days after written notice from the Holder of such failure; or

                  e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the

Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  i. Upon a properly noticed Notice of Conversion, the Company fails to deliver Conversion Shares, when lawful to do so, within 10 Trading Days of such Notice of Conversion.

         Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder, and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         13. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         14. In no event shall the Holder be permitted to convert this Debenture for shares of Common Stock to the extent that (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of this Debenture) plus (y) the number of shares of Common Stock issuable upon conversion of this Debenture, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of this Debenture held by such Holder after application of this Paragraph 14. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Paragraph 14 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Debenture is convertible (in relation to other securities owned by such holder) and of which portion of this Debenture is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to convert this Debenture into shares of Common Stock at such time as such conversion will not violate the provisions of this Paragraph 14. The provisions of this Paragraph 14 may be waived by the Holder of this Debenture upon, at the election of the Holder, not less than 75 days' prior notice to the Company, and the provisions of this Paragraph 14 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Paragraph 14 but otherwise in accordance with this Debenture shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable. If instead of receiving cash on the Maturity Date the Holder instead exercises its right to convert this Debenture into Common Stock pursuant to Paragraph 3 by delivery of a Notice of Conversion prior to receipt of payment, and such conversion would cause the limit contained in the first sentence of this Paragraph 14 to be exceeded, such conversion of this Debenture shall occur up to such limit and the remaining unconverted portion of this Debenture shall be converted into Common Stock (1) in accordance with one or more Notices of Conversion delivered by the Holder, or (2) 65 days after the Maturity Date, whichever is earlier. Notwithstanding anything contained herein to the contrary, no interest shall accrue after the Maturity Date on any such unconverted portion of this Debenture.

         15. By its acceptance of this Debenture, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.


                            [signature page follows]

      IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this _______ day of ______________, 2005.


                                   Peak Entertainment Holdings, Inc.


                                   By:
                                      -----------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debentures)



      The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of Peak Entertainment Holdings, Inc. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion:
                   -----------------------------------------------------------

Conversion Price:
                 -------------------------------------------------------------

Accrued Interest:
                 -------------------------------------------------------------

Number of Shares of Common Stock to be Issued:
                                              --------------------------------

Name:
     -------------------------------------------------------------------------

Signature:
          --------------------------------------------------------------------

Address:
        ----------------------------------------------------------------------

                                                                       EXHIBIT B

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, OR IN THE SECURITIES PURCHASE AGREEMENT, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                        PEAK ENTERTAINMENT HOLDINGS, INC.

                          COMMON STOCK PURCHASE WARRANT
                RIGHT TO PURCHASE _______ SHARES OF COMMON STOCK
                         EXERCISE PRICE: $0.50 PER SHARE

         THIS CERTIFIES THAT, for value received, _________________ (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the closing of the related Securities Purchase Agreement (the "Initial Exercise Date") entered into Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company") and the Holder, as of even date, and on or prior to the close of business on the fifth year anniversary of this Warrant (the "Termination Date"), but not thereafter, to subscribe for and purchase from the Company, up to ___________ fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at the exercise price of $0.50 per share (the "Exercise Price"). The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Securities Purchase Agreement, the Securities Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Securities Purchase Agreement.

         1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto, properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant. Except as provided in Sections 4 and 5 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto, duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised by payment to, and receipt thereof by, the

Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 herein prior to the issuance of such shares. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

         5. Limitation on Exercise of Warrant. In no event shall the Holder be permitted to exercise this Warrant for shares of Common Stock in excess of the amount of this Warrant upon the exercise of which, (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of Common Stock issuable upon exercise of this Warrant, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 5. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Section 5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into shares of Common Stock at such time as such exercise will not violate the provisions of this
Section 5. The provisions of this Section 5 may be waived by the Holder of this Warrant upon not less than 75 days' prior notice to the Company, and the provisions of this Section 5 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 5, but otherwise in accordance with this Warrant, shall affect the status of the Common Stock issued upon such exercise as validly issued, fully-paid and nonassessable.

         6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         7. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

         8. Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 8.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

         9. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         12. Adjustments of Exercise Price and Number of Warrant Shares.

                  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In the event that the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) issue any shares of its capital stock in a reclassification of the Common Stock, or (v) otherwise transacts a similar adjustment to its class of Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the holder would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are exercisable into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  (c) Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                           (A) the Company shall cause (i) to be reserved Spin
Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                           (B) the Exercise Price on the Outstanding Warrants
shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

         13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly send notice to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this

Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         15. Redemption. Prior to the Termination Date, the Warrant shall be redeemable, under the circumstances described in this Section, at the discretion of the Company, for $.10 per warrant (the "Redemption Fee"). The Company's right to redemption shall be exercisable commencing upon the day following the tenth consecutive business day during which the Company's common stock has traded at prices of, or in excess of, $3.00 per share, subject to adjustment for stock splits, dividends, subdivisions, reclassification and the like, with weekly volume of such trading being in excess of the total number of shares represented by this Warrant. In the event the Company exercises its right to redeem the Warrants, the Company shall give the Holder written notice of such decision. In the event that the Holder does not exercise all or any part of the Warrants or that the Company does not receive the Warrant from the Holder within 30 days from the date on the notice to the Holder of the Company's intention to redeem the Warrant, then the Warrant shall be deemed canceled, and the Holder shall not be entitled to further exercise thereof or to the Redemption Fee.

         16. Notice of Corporate Action. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 18(d).

         17. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTCBB or other market upon which the Common Stock may be listed.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         18.      Miscellaneous.

                  (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to governing law provisions set forth in the Securities Purchase Agreement.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

                  (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

                  (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

                  (i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  (l) Piggyback Registration Rights. The initial Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant. If the Company, at any time from the date of this Warrant through the date of expiration of this Warrant, proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto), each such time the Company will give written notice to such effect to the Holder at least 30 days prior to such filing. Upon the written request of Holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the shares of Common Stock underlying this Warrant, the Company will cause, at Company's expenses, such underlying shares of Common Stock to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such shares so registered.

                            [signature page follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  _________ __, 2005


                                    Peak Entertainment Holdings, Inc.


                                    By:
                                       ------------------------------------
                                        Wilf Shorrocks
                                        President and Chief Executive Officer

                               NOTICE OF EXERCISE



To:      Peak Entertainment Holdings, Inc.


         The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), at an exercise price of $0.50 per share, of Peak Entertainment Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, in the amount of $_____________, together with all applicable transfer taxes, if any.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)


                           -------------------------------
                           (Address)


                           -------------------------------




Dated:
      ---------------------


                                           ------------------------------
                                           Signature

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to_________________________________________________

_______________________________________________________________________________

whose address is _____________________________________________________________


Dated:
      ---------------------


                           Holder's Signature:   _____________________________

                           Holder's Address:__________________________________

                                            __________________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                       EXHIBIT C

                               SECURITY AGREEMENT



         SECURITY AGREEMENT (this "Agreement"), dated as of _____________, 2005, by and among Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), and the secured party signatory hereto and its respective endorsees, transferees and assigns (the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Securities Purchase Agreement between the Company and the Secured Party (the "Purchase Agreement"), the Company has agreed to issue to the Secured Party and other persons who enter into a similar Purchase Agreement (collectively the Secured Party and others similarly situated are referred to hereinafter as the "Secured Parties"), and the Secured Party has agreed to purchase from the Company certain of the Company's 12% Secured Convertible Debentures (the "Debentures"), which are convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and in connection therewith, the Company shall issue the Secured Party certain Common Stock purchase warrants (the "Warrants"); and

         WHEREAS, in order to induce the Secured Parties to purchase the Debentures, the Company has agreed to execute and deliver to the Secured Parties, this Agreement for the benefit of the Secured Parties and to grant to the Secured Parties a priority security interest, to the extent not already encumbered, in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Debentures and exercise and discharge in full of the Company's obligations under the Warrants.

         NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

                  (a) "Collateral" means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

                           (i) All Goods of the Company, including, without
                  limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company's businesses and all improvements thereto (collectively, the "Equipment");

                           (ii) All Inventory of the Company, less inventory to
                  the extent that CK's Supermarket Limited of 64/65 The Kingsway, Swansea SA1 5HW maintains security interests in inventory pursuant to an agreement for a loan made July 10, 2002;

                           (iii) All of the Company's contract rights and
                  general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the "General Intangibles");

                           (iv) All of the Company's documents, instruments and
                  chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above; and

                           (v) All of the Company's shares of stock of the
                  subsidiaries of the Company, including, without limitation, all of the Company's shares of stock of Peak Entertainment, Ltd.

                  (b) "Company" shall mean, collectively, the Company and all of the subsidiaries of the Company.

                  (c) "Obligations" means all of the Company's obligations under this Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

                  (d) "UCC" means the Uniform Commercial Code, as currently in effect in the State of New York.

         2. Grant of Security Interest. As an inducement for the Secured Party to purchase the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest, to the extent not already encumbered, in, a continuing lien upon, a right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature (including, without limitation, all of Peak Entertainment Ltd.'s rights) in and to the Collateral (the "Security Interest"). The Security Interest rights herein shall be on an equal level to the security interest rights granted to other third party purchasers in the Company's sale of debentures, on terms and conditions similar to the terms herein, occurring on or about the same time as this Agreement. Notwithstanding anything to the contrary herein, the parties understand and agree that the Security Interest rights herein shall be secondary to any security interest rights previously granted by the Company in or about January 2005, and that the provisions of this Agreement shall be interpreted accordingly. The Company shall be entitled to grant security interest rights senior to the rights of the Secured Parties to a financial institution, subject to the approval of the Secured Parties, which shall not be unreasonably withheld. The Company shall be entitled to grant security interest rights similar to the rights granted to the Secured Parties to non-financial institution lender(s) hereafter providing at least $1,500,000 or more in working capital, subject to the approval of the Secured Parties, which shall not be unreasonably withheld. Secured Parties acknowledge that the Company will need additional capital for its business. Except as provided for herein, the Company will not grant to any other person a security interest in its assets for so long as a majority of the Debentures sold to the Secured Parties remaining outstanding, except with the consent of two-thirds of the outstanding face amount of the Debentures held by the Secured Parties, which shall not be unreasonably withheld.

         3. Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

                  (a) This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

                  (b) The Company represents and warrants that its principal place of business is set forth in the Company's filings with the Securities and Exchange Commission that that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located;

                  (c) The Company is the sole owner of the Collateral (except for licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral, subject to the surrender and cancellation of previously issued debentures. Subject to the surrender and cancellation of previously issued debentures, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of any secured party pursuant to this Agreement or similar agreements) covering or affecting any of the Collateral.

                  (d) No part of the Collateral has been judged invalid or unenforceable. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

                  (e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and
         (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral.

                  (f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected security interest in such Collateral. Subject to the surrender and cancellation of previously issued debentures, except for the filing of financing statements on Form-1 under the UCC with the appropriate jurisdictions, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

                  (g) The Company will prepare and deliver to the Secured Party one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with the appropriate jurisdictions at the expense of the Company.

                  (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

                  (i) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 8. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured

         Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is reasonably deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein.

                  (j) The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

                   (k) The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time reasonably request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the execution and delivery of a separate security agreement with respect to the Company's intellectual property ("Intellectual Property Security Agreement") in which the Secured Party has been granted a security interest hereunder, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

                  (l) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

                  (m) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

         4. Defaults. The following events shall be "Events of Default":

                  (a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures; and

                  (b) Any breach of, or default under, the Warrants.

         5. Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).

         6. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Debentures and the Warrants shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

         7. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures, the Warrants or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures, the Warrants or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

         8. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

         9. Power of Attorney; Further Assurances.

                  (a) The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) to sign and endorse any UCC financing statement relating to the Collateral; (ii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; and
         (iii) generally, to do, at the option of the Secured Party, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect and preserve the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Debentures and the Warrants, as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

                  (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

                  (c) The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to the Collateral without the signature of the Company where permitted by law.

         10. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

                                    If to the Company:
                                    Attn.:  Wilfred Shorrocks, President
                                    Peak Entertainment Holdings, Inc.
                                    Bagshaw Hall, Bagshaw Hill
                                    Bakewell, Derbyshire, UK DE45 1DL
                                    Tel:  +44(0)1629 814555
                                    Fax:  +44(0)1629 813539

                                    With a copy to (which shall not constitute
notice):
                                    Attn:   Dan Brecher
                                    Law Offices of Dan Brecher
                                    99 Park Avenue, 16th Floor
                                    New York, New York 10016
                                    Tel: (212) 286-0747
                                    Fax: (212) 808-4155

                                    If to the Secured Party:
                                    At the address and facsimile number as
                                    provided pursuant to the Securities Purchase
                                    Agreement.

         11. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

         12.      Miscellaneous.

                  (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

                  (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

                  (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

                  (e) No waiver of any breach or default or any right under this Agreement shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

                  (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

                  (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

                  (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in New York County in the State of New York over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

                  (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.


THE COMPANY:                        PEAK ENTERTAINMENT HOLDINGS, INC.


                                    By:
                                       ------------------------------------
                                        Wilf Shorrocks
                                        President and Chief Executive Officer



THE SECURED PARTY:                  __________________________

                                                                       EXHIBIT D

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT



         Intellectual Property Security Agreement (this "Agreement") dated as of _____________, 2005, by and among Peak Entertainment Holdings, a Nevada corporation (the "Company"), and the secured party signatory hereto and its respective endorsees, transferees and assigns (the "Secured Party").

                              W I T N E S S E T H :

         WHEREAS, pursuant to a Securities Purchase Agreement between the Company and the Secured Party (the "Purchase Agreement"), the Company has agreed to issue to the Secured Party and other persons who enter into a similar Purchase Agreement (collectively the Secured Party and others similarly situated are referred to hereinafter as the "Secured Parties"), and the Secured Party has agreed to purchase from the Company certain of the Company's 12% Secured Convertible Debentures (the "Debentures"), which are convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and in connection therewith, the Company shall issue the Secured Party certain Common Stock purchase warrants (the "Warrants"); and

         WHEREAS, in order to induce the Secured Parties to purchase the Debentures, the Company has agreed to execute and deliver to the Secured Parties, this Agreement for the benefit of the Secured Parties and to grant to the Secured Parties a security interest, to the extent not already encumbered, in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Debentures and exercise and discharge in full of the Company's obligations under the Warrants.

         NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

                  "Company" shall mean, collectively, the Company and all of the subsidiaries of the Company (including, without limitation, Peak Entertainment, Ltd.).

                  "Copyrights" shall mean (a) all copyrights, registrations and applications for registration, issued or filed, including any reissues, extensions or renewals thereof, by or with the United States Copyright Office or any similar office or agency of the United States, any state thereof, or any other country or political subdivision thereof, or otherwise, including, all rights in and to the material constituting the subject matter thereof, and (b) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws or any law of any State.

                  "Copyright License" shall mean any agreement, written or oral, providing for a grant by the Company of any right in any Copyright.

                  "Intellectual Property" shall means, collectively, the Software Intellectual Property, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets of the Company, as set forth in Schedule A hereto.

                  "Obligations" means all of the Company's obligations under this Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

                  "Patents" shall mean (a) all letters patent of the United States or any other country or any political subdivision thereof, and all reissues and extensions thereof, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country or any political subdivision.

                  "Patent License" shall mean all agreements, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent.

                  "Security Agreement" shall mean the Security Agreement, dated the date hereof between the Company and the Secured Party.

                  "Software Intellectual Property" shall mean:

                           (a) all software programs (including all source code,
                  object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company, above;

                           (b) all computers and electronic data processing
                  hardware and firmware associated therewith;

                           (c) all documentation (including flow charts, logic
                  diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding clauses (a) and (b); and

                           (d) all rights with respect to all of the foregoing,
                  including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

                  "Trademarks" shall mean all trademarks, trade names, corporate names, the Company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing.

                  "Trademark License" shall mean any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark.

                  "Trade Secrets" shall mean common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         2. Grant of Security Interest. In accordance with Section 3(m) of the Security Agreement, to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature (including, without limitation, all of Peak Entertainment Ltd.'s rights) in and to the Intellectual Property (the "Security Interest"). The Security Interest rights herein shall be on equal level to the other security interest rights granted to third party purchasers in the Company's sale of debentures, on terms and conditions similar to the terms herein. Notwithstanding anything to the contrary herein or in the Security Agreement, the parties understand and agree that the Security Interest rights herein shall be secondary to any security interest rights previously granted by the Company, including those granted in or about January 2005, and that the provisions of this Agreement shall be interpreted accordingly. The Company shall be entitled to grant security interest rights senior to the rights of the Secured Parties to a financial institution, subject to the approval of the Secured Parties, which shall not be unreasonably withheld. The Company shall be entitled to grant security interest rights similar to the rights granted to the Secured Parties to non-financial institution lender(s) hereafter providing a total of at least $1,000,000 or more in working capital, subject to the approval of the Secured Parties, which shall not be unreasonably withheld. Secured Parties acknowledge that the Company will need additional capital for its business. Except as provided for herein, the Company will not grant to any other person a security interest in its assets for so long as a majority of the Debentures sold to the Secured Parties remaining outstanding, except with the consent of two-thirds of the outstanding face amount of the Debentures held by the Secured Parties, which shall not be unreasonably withheld.

         3. Representations and Warranties. The Company hereby represents and warrants, and covenants and agrees with, the Secured Party as follows:

                  (a) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

                  (b) The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where the Intellectual Property is stored or located.

                  (c) The Company is the sole owner of the Intellectual Property (except for licenses granted by the Company in the ordinary course of business), and is fully authorized to grant the Security Interest in and to pledge the Intellectual Property, subject to the surrender and cancellation of previously issued debentures. Subject to the surrender and cancellation of previously issued debentures, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Intellectual Property.

                  (d) The Company shall at all times maintain its books of account and records relating to the Intellectual Property at its principal place of business and may not relocate such books of account and records unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that the necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing liens in the Intellectual Property to the extent they can be perfected through such filings.

                  (e) This Agreement creates in favor of the Secured Party a valid security interest in the Intellectual Property securing the payment and performance of the Obligations and, upon making the filings required hereunder, a perfected security interest in such Intellectual Property to the extent that it can be perfected through such filings, and subject to the other and prior security interests to such Intellectual Property.

                  (f) Upon request of the Secured Party, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request to evidence the Secured Party's security interest in the Intellectual Property and the goodwill and general intangibles of the Company relating thereto or represented thereby, and the Company hereby appoints the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and are paid in full.

                  (g) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound.

                  (h) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Intellectual Property to the extent they can be perfected by filing in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 8. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Intellectual Property for the account of the Secured Party. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Intellectual Property and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the Security Interest hereunder.

                  (i) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Intellectual Property.

                  (j) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Intellectual Property is accurate and complete in all material respects as of the date furnished.

                  (k) With respect to any Intellectual Property:

                           (i) such Intellectual Property is subsisting and has
                  not been adjudged invalid or unenforceable, in whole or in part;

                           (ii) such Intellectual Property is valid and
                  enforceable; and

                           (iii) the Company is the owner of the right, title
                  and interest in and to such Intellectual Property and no claim has been made that the use of such Intellectual Property infringes on the asserted rights of any third party.

         4. Defaults. The following events shall be "Events of Default":

                  (a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures and

                  (b) Any breach of, or default under, the Warrants.

         5. Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Intellectual Property is then located).

         6. Responsibility for Intellectual Property. The Company assumes all liabilities and responsibility in connection with all Intellectual Property, and the obligations of the Company hereunder or under the Debentures and the Warrants shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Intellectual Property or its unavailability for any reason.

         7. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures, the Warrants or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures, the Warrants or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Intellectual Property, or any release or amendment or waiver of or consent to departure from any other Intellectual Property for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Intellectual Property; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Intellectual Property or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Intellectual Property which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

         8. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

         9. Power of Attorney; Further Assurances.

                  (a) The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) to sign and endorse any UCC financing statement relating to the Intellectual Property; (ii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Intellectual Property; and (iii) generally, to do, at the option of the Secured Party, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect and preserve the Intellectual Property and the Security Interest granted therein in order to effect the intent of this Agreement, the Debentures and the Warrants, as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

                  (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in the Intellectual Property.

                  (c) The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property without the signature of the Company where permitted by law.

         10. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

                                    If to the Company:
                                    Attn.:  Wilfred Shorrocks, President
                                    Peak Entertainment Holdings, Inc.
                                    Bagshaw Hall, Bagshaw Hill
                                    Bakewell, Derbyshire, UK DE45 1DL
                                    Tel:  +44(0)1629 814555
                                    Fax:  +44(0)1629 813539

                                    With a copy to (which shall not constitute
                                    notice):
                                    Attn:   Dan Brecher
                                    Law Offices of Dan Brecher
                                    99 Park Avenue, 16th Floor
                                    New York, New York 10016
                                    Tel: (212) 286-0747
                                    Fax: (212) 808-4155

                                    If to the Secured Party:
                                    At the address and facsimile number as
                                    provided pursuant to the Securities Purchase
                                    Agreement.

         11. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Intellectual Property or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

         12.      Miscellaneous.

                  (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) All of the rights and remedies of the Secured Party with respect to the Intellectual Property, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

                  (c) This Agreement and the Security Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

                  (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

                  (e) No waiver of any breach or default or any right under this Agreement shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

                  (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

                  (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

                  (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Intellectual Property which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York in the State of New York over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

                  (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


THE COMPANY:                        PEAK ENTERTAINMENT HOLDINGS, INC.


                                    By:
                                       ------------------------------------
                                        Wilf Shorrocks
                                        President and Chief Executive Officer



THE SECURED PARTY:                  __________________________

                                   SCHEDULE A


A. Software Intellectual Property:                    None.

B. Copyrights:                                        None, other than any, if
                                                      any, disclosed in filings
                                                      with the S.E.C.

C. Copyright Licenses:                                None, other than any, if
                                                      any, disclosed in filings
                                                      with the S.E.C.

D. Patents:                                           None.

E. Patent Licenses:                                   None.

F. Trademarks:                                        None, other than any, if
                                                      any, disclosed in filings
                                                      with the S.E.C.

G. Trademark Licenses:                                None, other than any, if
                                                      any, disclosed in filings
                                                      with the S.E.C.

H. Trade Secrets:                                     None.